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                                                                     EXHIBIT 5

                [Keating, Muething & Klekamp, P.L.L. Letterhead]

                            FACSIMILE (513) 579-8956

                                 July 30, 1997

Direct Dial: (513) 579-6411
E-Mail: GKreider@KMKlaw.com

Provident Financial Group
One East Fourth Street
Cincinnati, Ohio 45202

Gentlemen:

     We have examined the corporate records and proceedings of Provident Financial Group, Inc. (the "Corporation") as well as the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of May 21, 1997 among Florida Gulfcoast Bancorp, Inc., a Florida corporation, Enterprise National Bank, FGBI Acquisition Corp. and the Corporation, and the related Agreement and Plan of Merger with respect to:

     1. The organization of the Corporation; and

     2. the legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of up to $34,923,000 in market value of Common Stock measured and determined in accordance with the Reorganization Agreement and registered pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

     Based upon such examination, we are of the opinion:

     1. That the Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio; and

     2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid Common Stock, and that at and after the effective time, as defined in the Reorganization Agreement, and upon issuance as contemplated by the Reorganization Agreement, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of preemptive rights.

     We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all reference made to this firm in the Registration Statement.

                                    Very truly yours,

                                    KEATING, MUETHING & KLEKAMP, P.L.L.

                                    BY: /s/ GARY P. KREIDER
                                        ---------------------------
                                        Gary P. Kreider

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